Exhibit 10.2

AMENDMENT NUMBER ONE

to the

Master Repurchase Agreement

dated as of March 10, 2004,

between

BANK OF AMERICA, N.A., as Buyer

and

NC CAPITAL CORPORATION, as Seller

This AMENDMENT NUMBER ONE TO MASTER REPURCHASE AGREEMENT (this “Amendment”), dated as of April 12, 2004 (the “Effective Date”) is entered into between NC CAPITAL CORPORATION (“Seller”) and BANK OF AMERICA, N.A. (“Buyer”).

RECITALS

A. Seller and Buyer entered into that certain Master Repurchase Agreement dated as of March 10, 2004 (the “Repurchase Agreement”).

B. Buyer and Seller each desires to modify the terms of the Repurchase Agreement as set forth in this Amendment.

C. Seller and Buyer each have agreed to execute and deliver this Amendment on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and in the Repurchase Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to the following:

1. Miscellaneous. For all purposes of this Amendment, except as otherwise expressly provided or unless the context otherwise requires, (a) unless otherwise defined herein, all capitalized terms used herein shall have the meanings attributed to them by the Repurchase Agreement, (b) the capitalized terms expressly defined in this Amendment have the meanings assigned to them in this Amendment and include (i) all genders and (ii) the plural as well as the singular, (c) all references to words such as “herein”, “hereof’ and the like shall refer to this Amendment as a whole and not to any particular article or section within this Amendment, (d) the term “include” and all variations thereon shall mean “include without limitation”, and (e) the term “or” shall include “and/or”.

2. Amendments. Effective as of the Effective Date, Section 37 shall be modified by deleting the section in its entirety and replacing it with the following:

The Maximum Aggregate Purchase Price under this Agreement shall equal $1,525,000,000.

3. No Other Changes. Except as expressly modified or amended in this Amendment, all of the terms, covenants, provisions, agreements and conditions of the Repurchase Agreement are hereby ratified and confirmed in every respect and shall remain unmodified and unchanged and shall continue in full force and effect.

4. Counterparts. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. The originally executed Amendment may be delivered by facsimile with the original executed document to follow.

5. Governing Law; Waiver of Jury Trial. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws without regard to conflicts of laws principles. Seller hereby waives the right of trial by jury in any litigation arising hereunder.

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute this Amendment Number One to the Master Repurchase Agreement as of the date first above written.

BANK OF AMERICA, N.A., AS BUYER

By:	/s/ GARRETT DOLT

Garrett Dolt Principal

NC CAPITAL CORPORATION, AS SELLER

By:	/s/ KEVIN CLOYD

Kevin Cloyd President

Acknowledged and Agreed:

NEW CENTURY MORTGAGE CORPORATION, AS GUARANTOR

By:	/s/ KEVIN CLOYD

Kevin Cloyd Executive Vice President

NEW CENTURY FINANCIAL CORPORATION, AS GUARANTOR

By:	/s/ KEVIN CLOYD

Kevin Cloyd Executive Vice President